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                                                                 EXHIBIT 10.4.47


                           REVOLVING CREDIT LOAN NOTE

$1,500,000.00                                                   January 26, 2001
                                                                  Columbus, Ohio

         PROMISE TO PAY. Not later than January 25, 2002, for value received, the undersigned, Neoprobe Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Firstar Bank, N.A. (the "Bank") or its assigns, as further provided herein, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) or, if such principal is less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Revolving Credit Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rate(s) of interest determined in accordance with such Revolving Credit Loan Agreement. Such interest and principal hereof shall be due and payable on the dates set forth in such Revolving Credit Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Bank located at 175 South Third Street, Columbus, Ohio 43215, or such other address as the Bank may hereafter designate by notice to the Borrower.

         LOAN AGREEMENT. This Revolving Credit Loan Note is the Note referred to in the Revolving Credit Loan Agreement between the Borrower and the Bank, dated as of January 26, 2001, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time (the "Agreement"), which Agreement is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein. The Borrower and each endorser and any other party liable on this Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any collateral securing this Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any Person who may be liable for the payment of this Revolving Credit Loan Note.

         The Bank is hereby authorized to record electronically or otherwise (i) the date and amount of each Loan disbursement made by the Bank, (ii) the date and amount of each payment or repayment of principal thereof, and (iii) such other information as it deems necessary or appropriate, and may, if the Bank so elects in connection with any transfer or enforcement of the Note, endorse on a schedule forming a part thereof appropriate notation to evidence the foregoing information with respect to each such Loans then outstanding. Such recordation or endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded or endorsed; provided, however, the failure of the Bank to make any such recordation(s) or endorsement(s) shall not affect the obligation of the Borrower to repay outstanding principal, interest or any other amount due hereunder or under the Note in accordance with the terms hereof and the Agreement.


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WARRANT OF ATTORNEY. The Borrower hereby irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by the Bank, to appear for it in any action on this Revolving Credit Loan Note at any time after the same becomes due as provided herein, in any court of record situated in Franklin County, Ohio (which the Borrower acknowledges to be the place where this Revolving Credit Loan Note was executed), in the county where the Borrower then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of the Bank or any other holder hereof against the Borrower, for the amount that may then be due, with interest at the rate provided for herein, together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered. The Borrower consents to the jurisdiction and venue of such court. The Borrower waives any conflict of interest that any attorney-at-law employed or retained by the Bank may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.


WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                       Neoprobe Corporation,
                                         a Delaware corporation


                                       By:    /s/ David Bupp
                                            ----------------------
                                       Name:    David Bupp
                                             ---------------------
                                       Title:    President, CEO
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